POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of G. Timothy Laney, Angela N. Petrucci or Amy Abrams, signing singly, as the undersigned’s true and lawful attorney-in-fact to:

(1)

prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned’s capacity as a director and/or officer of National Bank Holdings Corporation (the “Company”), Form 144 (and any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933 (the “Securities Act”) and Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”);

(2)

seek, obtain or maintain filing codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission of reports required by Section 16(a) of the Exchange Act, including completing, executing and submitting any Form ID, or other application for EDGAR access, and any other related agreement, certificate or document if necessary;

(3)

  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Form 144, Schedule 13D or 13G, or Forms 3, 4 and 5, including  completing and executing any amendments thereto, and to file such forms with the United States Securities and Exchange Commission or any stock exchange or similar entity ;

(4)

seek or obtain, as the undersigned’s attorney-in-fact and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(5)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, the Securities Act or the Exchange Act.

This Power of Attorney shall replace all prior powers of attorney to the subject hereof and shall remain in full force and effect until (i) the undersigned is no longer required to file Forms 144, 3, 4, and 5, any Schedule 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (ii) the aforenamed Mr. Laney, Ms. Petrucci or Ms. Abrams are no longer employed by the Company or its subsidiaries, in which case this Power of Attorney shall automatically terminate (but previous actions shall remain valid) with respect to such attorney-in-fact immediately upon his or her termination of employment, or (iii) this Power of Attorney is earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

Although pursuant to this Power of Attorney the Company will use commercially reasonable efforts to timely and accurately file reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file such reports on behalf of the undersigned due to various factors and the undersigned and the Company’s need to rely on others for information, including the undersigned and brokers of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th

Day of October, 2025.

By:  /s/ Maria F. Spring

Name:  Maria F. Spring

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